Semi-Annual Report
December 31, 2012

A tax-free income investment

Serving Utah Investors For Over 20 Years Tax-Free Fund For Utah “Sticking To Basics”

February, 2013

Dear Fellow Shareholder:

     Credit crunch – financial crisis – fiscal cliff – these are just some of the terms that have been in the media over the past year. It’s enough to make your head spin and your stomach turn.

     While we certainly take note of the opinions in the press, Management of your Fund doesn’t unduly stress over them. Why? Because we stick to basics – emphasis on high quality securities, intermediate maturity and geographic diversification among projects and communities within Utah. Add to this, local orientation, detailed research and top quality service providers, and we believe we have a formula that has served you, and our other shareholders, well over the years in your search for preservation of capital and tax-free income. And, we believe it will continue to serve you well in whatever economic environment prevails during 2013.

     Investment Quality. No matter what the quality rating for a particular security may be, it will still be subject to market fluctuations – even in the calmest of markets. However, in general, the higher the quality rating of a municipal security, the greater and more reliable the cash flow there is for the municipality to cover interest and principal payments when due on the security. Exaggerated price changes that may occur in emotionally charged securities markets normally do not represent the ability of a municipal issuer to pay interest and principal in a timely manner on any particular security. It is the cash flow and solidness of the municipal issuer that count - and this is reflected in the quality level of the credit rating.

     Thus, in accordance with your Fund’s prospectus, Tax-Free Fund For Utah may only purchase investment grade securities – those rated within the top four credit ratings by a nationally-recognized statistical rating organization - or, if unrated, determined by your investment team to be of comparable quality. We have specifically designed your Fund this way since we believe there is no substitute for quality.

     Intermediate Maturity. Through utilizing a blend of maturities – both shorter-term and longer-term – Tax-Free Fund For Utah attempts to provide a satisfactory level of return without subjecting the share price to excessive swings as interest rates increase and decrease. We feel that this approach takes the best that each investment has to offer – gaining stability from the shorter-term maturities and higher yields from the longer-term maturities.

     Diversification of the Portfolio. To the maximum extent possible, Tax-Free Fund For Utah strives to invest in as many projects, and types of projects, as possible throughout the state. This is done not only to limit exposure in any particular situation, but also to enhance the quality of life throughout Utah by financing worthy municipal projects.

NOT A PART OF THE SEMI-ANNUAL REPORT

     Local Orientation. To strengthen the fingers that Tax-Free Fund For Utah keeps on the pulse of the communities it serves, we have intentionally structured your Fund’s Management to include several residents of Utah. With this structure, we believe your Fund is more sensitive to the subtle nuances within Utah.

     Detailed Research. The research conducted prior to investing in a bond, and ongoing credit monitoring, make it possible to evaluate potential risks associated with an individual bond and the adequacy of the compensation provided for that risk. Simply put, we seek to evaluate whether, as a bond investor, your Fund is adequately compensated for the risk associated with lending to a particular issuer.

     Top Quality Service Providers. We seek to ensure that highly qualified and knowledgeable organizations look after your investment on a day-to-day basis. The Manager, including its portfolio management team, shareholder servicing and transfer agent, custodian, fund accounting agent, security pricing services, distributor, legal counsel, and auditors were all very carefully chosen and, in our opinion, possess a high level of integrity and expertise.

     So, when it appears that the world just might be coming apart at the seams, rest assured that Management of your Fund intends to continue to stick to some tried and true basics.

Sincerely,

Diana P. Herrmann, President

Consideration should be given to the risks of investing, including potential loss of value, market risk, interest rate risk, credit risk, and geographic concentration. Past performance does not guarantee future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. For certain investors, some dividends may be subject to Federal and state taxes, including the Alternative Minimum Tax (AMT).

NOT A PART OF THE SEMI-ANNUAL REPORT

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	General Obligation Bonds (19.8%)	and Fitch	Value

	City, County and State (3.8%)
	Anderson, Indiana San District
$505,000	4.600%, 07/15/23 AMBAC Insured	A1/A-/NR	$521,210
	Coral Canyon, Utah Special Service
	District
100,000	4.850%, 07/15/17	NR/NR/NR*	101,390
	Harris County, Texas Utility District #268
905,000	4.375%, 09/01/27 Radian Insured	NR/NR/NR*	913,534
	Houston, Texas Public Improvement
1,000,000	5.000%, 03/01/29	Aa2/AA/NR	1,167,310
	King County, Washington School
	District #401, School Board Guaranty
	Program
1,000,000	4.500%, 12/01/25 AGMC Insured	Aa1/AA+/NR	1,106,930
	Laredo, Texas
500,000	4.500%, 02/15/24 NPFG Insured	Aa2/AA/AA	532,275
	McKinney, Texas
1,700,000	4.500%, 08/15/23 Syncora Guarantee,
	Inc. Insured	Aa1/AA+/NR	1,844,381
1,375,000	5.000%, 08/15/24 AMBAC Insured	Aa1/AA+/NR	1,540,041
	San Patricio County, Texas
450,000	4.600%, 04/01/25 AMBAC Insured	Aa3/NR/NR	491,130
	Texas State Transportation Commission
	Mobility Fund
2,000,000	4.500%, 04/01/33	Aaa/AA+/AAA	2,170,040
	Washington State, Series D
2,000,000	5.000%, 01/01/29 AMBAC Insured
	(pre-refunded)	Aa1/AA+/AA+	2,094,240
	Washington State Various Purpose
1,405,000	5.000%, 07/01/30 Series A	Aa1/AA+/AA+	1,607,306
2,465,000	5.000%, 07/01/31 Series A	Aa1/AA+/AA+	2,816,484
	Total City, County and State		16,906,271

	Education - Public Schools (2.8%)
	Brownsboro, Texas Independent School
	District
490,000	zero coupon, 08/15/16 PSF
	Guaranteed	NR/AAA/NR	471,292

1 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value

	Education - Public Schools (continued)
	Burnet, Texas Consolidated Independent
	School District
$1,460,000	0.050%, 08/01/14 PSF Guaranteed	AAA/NR/NR	$1,452,671
	Carbon County, Wyoming School
	District #1 (Rawlins Building)
2,050,000	4.500%, 06/15/28	NR/A+/NR	2,269,288
	Clark County, Nevada School District
1,150,000	5.000%, 06/15/18 Series B AGMC
	Insured	Aa3/AA-/A+	1,218,494
	Florida State Board of Education Public
	Education Capital Outlay
2,000,000	4.750%, 06/01/30 2005 Series F	Aa1/AAA/AAA	2,224,960
	Nebo, Utah School District, School
	Board Guaranty Program
2,900,000	4.500%, 07/01/24 Series A	Aaa/AAA/NR	3,435,804
	Yakima County, Washington School
	District #201, School Board Guaranty
	Program
1,475,000	0.050%, 12/01/14	Aa1/NR/NR	1,462,684
	Total Education - Public Schools		12,535,193

	Hospital (0.3%)
	Skagit County, Washington Public
	Hospital District No. 002, Refunding,
	Island Hospital
1,120,000	0.250%, 12/01/15	A1/NR/NR	1,090,622

	Local Public Property (6.1%)
	Clark County, Nevada, Refunding
2,280,000	5.000%, 12/01/29 Series A	Aa1/AA+/NR	2,571,658
1,000,000	5.000%, 07/01/23 Series B	Aa1/AA+/NR	1,162,940
2,000,000	5.000%, 11/01/28 AGMC Insured	Aa1/AA+/AA	2,229,200
2,000,000	4.750%, 06/01/30 AGMC Insured	Aa1/AA+/NR	2,163,120
1,000,000	4.750%, 11/01/27 NPFG/FGIC
	Insured	Aa1/AA+/NR	1,100,900
	Hurst, Texas Refunding & Improvement
570,000	0.050%, 08/15/15	Aa2/AA/NR	558,526
	Kitsap County, Washington Refunding
1,255,000	4.850%, 07/01/28 NPFG Insured	Aa3/AA-/NR	1,333,877

2 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value

	Local Public Property (continued)
	North Las Vegas, Nevada Refunding
	Ltd. Tax
$1,000,000	5.000%, 06/01/36	Baa2/A/BBB	$1,055,420
	North Slope Borough, Alaska
1,000,000	zero coupon, 06/30/13 Series A NPFG
	Insured	Aa3/AA-/AA	998,490
	San Angelo, Texas Certificates of
	Participation Obligation
2,765,000	5.000%, 02/15/30 Series A	Aa2/AA/AA+	3,147,178
	San Patricio County, Texas Certificates
	of Obligation
2,260,000	4.750%, 04/01/31 AMBAC Insured	Aa3/NR/NR	2,465,231
	Utah State, Series A
2,500,000	5.000%, 07/01/26	Aaa/AAA/AAA	3,074,275
	Washoe County, Nevada Refunding
	Reno Sparks Convention
2,000,000	5.000%, 07/01/28	Aa2/AA/NR	2,269,020
	Williamson County, Texas
1,610,000	5.000%, 02/15/23 NPFG Insured
	(pre-refunded)	Aa1/AAA/NR	1,695,201
1,445,000	5.000%, 02/15/23 NPFG Insured
	(pre-refunded)	Aa1/BBB/NR	1,520,631
	Total Local Public Property		27,345,667

	School District (4.5%)
	Clark County, Nevada School District
500,000	5.000%, 06/15/28 Series A	Aa3/AA-/A+	566,550
	Comal, Texas Independent School
	District
2,000,000	5.000%, 02/01/33 NPFG Insured
	(pre-refunded)	Aaa/BBB/AAA	2,102,140
	Davis County, Utah School District,
	School Building, Utah School Board
	Guaranty Program
2,640,000	4.000%, 06/01/27	Aaa/NR/NR	2,983,702
	Granite School District, Utah, Salt Lake
	County School Building, School Board
	Guaranty Program
1,000,000	5.000%, 06/01/31	Aaa/NR/AAA	1,191,850

3 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value

	School District (continued)
	Houston, Texas Independent School
	District
$3,000,000	5.000%, 02/15/28 AGMC Insured	Aaa/AA+/NR	$3,126,750
	Magnolia, Texas Independent School
	District Schoolhouse
1,495,000	5.000%, 08/15/25 NPFG/FGIC
	Insured	Aa3/NR/NR	1,629,012
	Navasota, Texas Independent School
	District
475,000	5.000%, 08/15/23 NPFG/FGIC
	Insured	A1/NR/NR	502,422
	North East Independent School District,
	Texas
1,000,000	5.000%, 08/01/33 NPFG Insured PSF
	Guaranteed	Aaa/AAA/NR	1,061,860
	Port Arthur, Texas Independent School
	District School Building
2,000,000	5.250%, 02/15/30 NPFG/FGIC Insured
	(pre-refunded)	Aa3/NR/AA-	2,110,240
	Uintah County, Utah School District,
	School Board Guaranty Program
455,000	4.250%, 02/01/24	Aaa/NR/NR	489,821
	Wasatch County, Utah School District,
	School Board Guaranty Program
880,000	5.000%, 06/01/25	Aaa/NR/NR	955,337
900,000	4.375%, 06/01/26	Aaa/NR/NR	981,999
	Washoe County, Nevada School District
200,000	4.625%, 06/01/23 NPFG/FGIC Insured
	(pre-refunded)	Aa2/AA/AA-	203,576
	Washoe County, Nevada School District
	Refunding & School Improvement
2,000,000	5.000%, 06/01/30 Series A	Aa2/AA/NR	2,287,280
	Total School District		20,192,539

4 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	General Obligation Bonds (continued)	and Fitch	Value

	Transportation (1.0%)
	Texas State Transportation Commission
	Mobility Fund
$1,140,000	5.000%, 04/01/27 Series A	Aaa/AA+/AAA	$1,294,801
2,000,000	4.750%, 04/01/35 Series A NPFG/ IBC
	Insured	Aaa/AA+/AAA	2,133,560
	Titus County, Texas Unlimited Tax And
	Pass-Through Toll Revenue
1,000,000	5.000%, 03/01/28 Series 2012-A	NR/A/NR	1,138,470
	Total Transportation		4,566,831

	Utilities (1.3%)
	Central Utah Water Conservancy District
	Refunding
765,000	5.000%, 04/01/28 Series B	NR/AA+/AAA	911,016
	Las Vegas Valley, Nevada Water District
	Refunding
1,000,000	5.000%, 06/01/30 Series C	Aa2/AA+/NR	1,171,950
	Las Vegas Valley, Nevada Water District
	Refunding & Water Improvement
2,500,000	5.000%, 02/01/38 Series A	Aa2/AA+/NR	2,772,200
	Virgin Valley, Nevada Water District
955,000	5.000%, 03/01/34 AGC Insured	Aa3/NR/NR	1,028,096
	Total Utilities		5,883,262
	Total General Obligation Bonds		88,520,385

	Revenue Bonds (78.8%)

	Airport (1.8%)
	Alaska State International Airport Revenue
35,000	5.000%, 10/01/24 AMBAC Insured
	AMT	Aa3/NR/A+	35,055
	Broward County, Florida Airport System
	Revenue Refunding
1,000,000	5.375%, 10/01/29 Series O	A1/A+/A	1,161,150
	Clark County, Nevada Passenger Facilities
	Charge Revenue Las Vegas-McCarran
	International Airport
1,500,000	5.000%, 07/01/30	A1/A+/NR	1,673,910

5 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Airport (continued)
	Hillsborough County, Florida Aviation
	Authority
$2,185,000	5.250%, 10/01/23 NPFG Insured AMT	A1/A+/A+	$2,238,423
	Miami-Dade County, Florida Aviation
	Revenue Miami International Airport
1,675,000	5.000%, 10/01/22 Series A-1	A2/A/A	1,952,631
	Reno-Tahoe, Nevada Airport Authority
	Revenue Refunding
1,000,000	5.000%, 07/01/26 AGMC Insured	Aa3/NR/A	1,046,930
	Total Airport		8,108,099

	Education (10.7%)
	Florida Higher Education Facilities
	Authority Revenue, Refunding,
	Rollins College Project
1,000,000	5.000%, 12/01/37 Series A	A1/NR/NR	1,114,010
	Florida State Board of Education Public
	Education
210,000	4.500%, 06/01/25 AGMC Insured	Aa1/AAA/AAA	221,468
	Hammond, Indiana School Building
	Corp. First Mortgage
1,030,000	5.000%, 07/15/31 NPFG Insured	Baa2/AA+/NR	1,087,804
	Hillsborough County, Florida School
	Board COP
510,000	4.250%, 07/01/26 NPFG Insured	Aa2/AA-/AA	561,367
1,500,000	5.000%, 07/01/31 NPFG Insured	Aa2/AA-/AA	1,683,390
	Salt Lake County, Utah Westminster
	College Project
825,000	4.750%, 10/01/20	NR/BBB/NR	891,289
870,000	4.750%, 10/01/21	NR/BBB/NR	935,206
2,300,000	5.000%, 10/01/22	NR/BBB/NR	2,422,590
1,250,000	5.000%, 10/01/25	NR/BBB/NR	1,306,875
600,000	5.000%, 10/01/27	NR/BBB/NR	636,372
2,025,000	5.125%, 10/01/28	NR/BBB/NR	2,107,519
	Southern Utah University Revenue
	Refunding, Auxiliary System
	Student Building Fee
875,000	4.000%, 05/01/19	NR/AA/NR	991,812

6 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Education (continued)
	Texas A&M University Revenue
$1,700,000	5.000%, 07/01/34	Aaa/AAA/AAA	$2,089,929
	Texas State University System Financing
	Revenue
2,000,000	5.250%, 03/15/25	Aa2/AA-/AA	2,336,500
	Tooele County, Utah Municipal Building
	Authority School District Lease Revenue
1,000,000	4.875%, 06/01/25	A1/A+/NR	1,085,660
1,000,000	5.000%, 06/01/28	A1/A+/NR	1,079,430
	Tyler, Texas Independent School District
325,000	5.000%, 02/15/26 AGMC Insured
	(pre-refunded)	Aa3/AA/AA+	356,291
	University of North Texas Revenue
	Refunding Financing System
2,815,000	4.500%, 04/15/25 Series A	Aa2/NR/AA	3,271,058
	University of Utah COP
3,170,000	4.350%, 12/01/26 AMBAC Insured	Aa2/AA-/NR	3,430,098
	Utah State Board of Regents
2,980,000	4.500%, 04/01/29	Aa2/AA/NR	3,353,692
	Utah State Board of Regents Auxiliary
	& Campus Facility
1,000,000	4.125%, 04/01/20 NPFG Insured	Aa2/AA/NR	1,064,260
	Utah State Board of Regents Lease
	Revenue
410,000	4.500%, 05/01/20 AMBAC Insured	NR/AA/NR	445,149
425,000	4.500%, 05/01/21 AMBAC Insured	NR/AA/NR	459,289
450,000	4.625%, 05/01/22 AMBAC Insured	NR/AA/NR	485,996
120,000	4.650%, 05/01/23 AMBAC Insured	NR/AA/NR	128,974
	Utah State Board of Regents Office
	Facility Revenue
1,045,000	5.000%, 04/01/23 NPFG Insured	Aa2/AA-/NR	1,134,003
	Utah State Board of Regents, Utah,
	Valley University Student Center
	Building Fee And Unified System
	Revenue
3,005,000	5.000%, 11/01/28 Series 2012A	NR/AA/NR	3,589,262
1,000,000	4.000%, 11/01/29 Series 2012A	NR/AA/NR	1,076,570

7 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Education (continued)
	Warsaw, Indiana Multi-School Building
	Corp., First Mortgage
$1,800,000	5.450%, 01/15/28 Series B	NR/AA+/NR	$2,031,372
	Washington State Higher Education
	Facilities Authority Revenue, Refunding,
	Gonzaga University Project
950,000	5.000%, 04/01/24 Series B	A3/NR/NR	1,047,707
	Washington State Higher Education
	Facilities Authority Revenue, Seattle
	University Project
1,250,000	5.250%, 11/01/27 AMBAC Insured	NR/A/NR	1,386,075
	Washington State University Revenue
735,000	4.600%, 10/01/29 AGMC Insured	Aa2/AA-/NR	820,311
	Weber State University, Utah Student
	Facilities System
1,825,000	4.400%, 04/01/27 AGMC Insured	NR/AA/NR	1,939,446
1,275,000	5.125%, 04/01/32 NPFG Insured	Baa2/AA/NR	1,353,349
	Total Education		47,924,123

	Education - Charter Schools (8.9%)
	La Vernia, Texas Higher Education Finance
	Corp., Jubilee Academy
3,428,600	6.500%, 03/15/38 144A†	NR/NR/NR*	3,428,703
	Utah County, Utah Charter School
	Revenue Lakeview Academy
210,000	5.350%, 07/15/17 Series A	NR/BBB-/NR	224,179
610,000	4.500%, 07/15/22	NR/BBB-/NR	612,721
	Utah County, Utah Charter School
	Revenue Lincoln Academy
635,000	5.450%, 06/15/17 Series A 144A	NR/NR/NR*	638,461
	Utah County, Utah Charter School
	Revenue Renaissance Academy
225,000	5.350%, 07/15/17 Series A 144A	NR/NR/NR*	230,256
	Utah State Charter School Finance
	Authority Entheos Academy
5,598,000	6.750%, 08/15/38 144A	NR/NR/NR*	5,597,776

8 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Education - Charter Schools (continued)
	Utah State Charter School Finance
	Authority Fast Forward Academy
$2,964,100	6.500%, 11/15/37 144A	NR/NR/NR*	$2,830,508
	Utah State Charter School Finance
	Authority George Washington
	Academy
1,000,000	6.750%, 07/15/28	NR/BB+/NR*	1,029,630
	Utah State Charter School Finance
	Authority Legacy Preparatory
	Academy
5,510,000	6.750%, 06/15/38 144A	NR/NR/NR*	5,496,445
7,625,000	7.250%, 06/15/39 144A	NR/NR/NR*	7,587,333
	Utah State Charter School Finance
	Authority Ogden Preparatory
	Academy, School Board Guaranty
	Program
475,000	4.000%, 10/15/22	NR/AA/NR	537,790
505,000	4.000%, 10/15/23	NR/AA/NR	565,696
525,000	4.000%, 10/15/24	NR/AA/NR	582,351
	Utah State Charter School Finance
	Authority, Refunding & Improvement,
	Davinci Academy
1,000,000	7.050%, 09/15/26 Series 2011A	NR/BBB-/NR	1,090,050
	Utah State Charter School Finance
	Authority Rockwell Charter School
900,000	6.750%, 08/15/28 144A	NR/NR/NR*	796,212
	Utah State Charter School Finance
	Authority Ronald Wilson Reagan
	Academy
1,315,000	5.750%, 02/15/22 Series A 144A	NR/BBB-/NR	1,397,911
	Utah State Charter School Finance
	Authority Venture Academy
7,040,000	6.750%, 11/15/38 144A	NR/NR/NR*	7,048,730
	Total Education - Charter Schools		39,694,752

9 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Hospital (5.3%)
	Campbell County, Wyoming Hospital
	District, Hospital Revenue, Memorial
	Hospital Project
$1,040,000	5.000%, 12/01/20	NR/A-/NR	$1,165,434
1,000,000	5.500%, 12/01/34	NR/A-/NR	1,081,570
	Harris County, Texas Health Facility
	Development Corp. Christus Health
	Series A-6
1,000,000	4.750%, 07/01/30 AGMC Insured	Aa3/AA-/NR	1,098,330
	Indiana Finance Authority Hospital
	Revenue, Parkview Health System
1,350,000	5.875%, 05/01/29 (pre-refunded)	A1/NR/NR	1,449,630
	Indiana Finance Authority Hospital
	Revenue, Parkview Health System,
	Unrefunded balance
300,000	5.875%, 05/01/29	A1/A+/NR	314,187
	King County, Washington Public Hospital
	District No. 002, Refunding, Evergreen
	Healthcare
1,000,000	5.250%, 12/01/28	Aa3/A+/NR	1,136,220
	Laramie County, Wyoming Hospital
	Revenue, Cheyenne Regional
	Medical Center Project
1,000,000	5.000%, 05/01/32	NR/A+/NR	1,114,350
	Reno, Nevada Hospital Revenue,
	Washoe Medical Center
725,000	5.000%, 06/01/23 AGMC Insured	Aa3/AA-/NR	783,703
680,000	5.000%, 06/01/23 AGMC Insured	Aa3/AA-/NR	735,060
	Richmond, Indiana Hospital Revenue
250,000	5.000%, 01/01/19	NR/A/A	275,505
	Riverton, Utah Hospital Revenue,
	Intermountain Health Care Health
	Services, Inc.
850,000	5.000%, 08/15/36	Aa1/AA+/NR	944,809
2,000,000	5.000%, 08/15/41	Aa1/AA+/NR	2,215,500

10 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Hospital (continued)
	Tarrant County, Texas Cultural Education
	Facilities Finance Corp. Hospital
	Refunding, Scott & White Healthcare
	Project
$1,000,000	5.250%, 08/15/25	A1/A/AA-	$1,131,020
	Utah County, Utah Hospital Revenue,
	IHC Health Services, Inc.
500,000	5.000%, 05/15/29	Aa1/AA+/NR	581,500
5,205,000	5.000%, 05/15/43	Aa1/AA+/NR	5,814,662
	Utah State Board of Regents Revenue
	Hospital - University of Utah
3,000,000	5.000%, 08/01/31 Series B	Aa2/AA/NR	3,367,050
	Washington State Health Care Facilities
	Authority Revenue, Refunding, Fred
	Hutchinson Cancer
595,000	5.000%, 01/01/18	A2/A/NR	674,254
	Total Hospital		23,882,784

	Housing (3.8%)
	Florida Housing Finance Corp.
410,000	5.000%, 07/01/21 AMT	Aa1/AA+/AA+	428,274
390,000	6.000%, 07/01/28	Aa1/AA+/AA+	420,346
	Indianapolis, Indiana Multi-Family
365,000	4.850%, 01/01/21 AMT FNMA Insured	A1/NR/NR	370,986
	Miami-Dade County, Florida Housing
	Finance Authority
535,000	5.000%, 11/01/23 AGMC Insured AMT	Aa3/AA-/A-	540,441
	South Dakota Housing Development
	Authority
45,000	6.000%, 05/01/28	Aa1/AAA/NR	45,093
	Utah Housing Corporation Single
	Family Mortgage
25,000	5.250%, 07/01/23 AMT	Aa2/AA/AA	25,024
660,000	5.125%, 07/01/24 AMT	Aa3/AA-/AA-	660,515
590,000	5.000%, 07/01/25 AMT	Aa3/AA-/AA-	589,770
290,000	5.100%, 01/01/26 AMT	Aa3/AA-/AA-	291,380
90,000	5.650%, 07/01/27 AMT	Aa2/AA/AA	90,610
1,000,000	5.250%, 01/01/28 AMT	Aa3/AA-/AA-	1,018,670

11 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Housing (continued)
	Utah Housing Corporation Single
	Family Mortgage (continued)
$570,000	5.200%, 01/01/28 AMT	Aa3/AA-/AA-	$580,955
1,690,000	5.800%, 07/01/28 AMT	Aa3/AA-/AA-	1,781,429
635,000	5.700%, 07/01/28 AMT	Aa3/AA-/AA-	667,048
465,000	5.500%, 07/01/28 AMT	Aa3/AA-/AA-	485,093
750,000	6.100%, 01/01/29 AMT	Aa3/AA-/AA-	798,465
1,250,000	5.250%, 07/01/28 Series A AMT	Aa3/AA-/AA-	1,307,213
575,000	4.950%, 01/01/32 Series A Class II	Aa2/AA/AA	608,747
2,105,000	4.500%, 01/01/24 Series A Class III .	Aa3/AA-/AA-	2,231,595
1,000,000	4.000%, 07/01/28 Series B-1 Class I .	Aaa/AAA/AAA	1,031,370
950,000	4.625%, 07/01/32 Series B-1 Class II .	Aa2/AA/AA	1,001,310
870,000	4.500%, 07/01/23 Series C	Aa3/AA-/AA-	927,933
	Utah State Housing Finance Agency
35,000	5.700%, 07/01/15 AMT	Aa3/AA-/AA-	35,165
285,000	5.500%, 07/01/18 AMT	Aa3/AA-/AA-	288,862
15,000	5.000%, 07/01/18 AMT	Aaa/AA+/NR	15,013
140,000	5.600%, 07/01/23 AMT	Aa2/AA/AA	140,167
	Wyoming Community Development
	Authority Homeownership Mortgage
	Revenue
755,000	4.625%, 06/01/28 Series A	Aa2/NR/NR	802,482
	Total Housing		17,183,956

	Local Public Property (10.5%)
	Clark County, Nevada Improvement
	District Special Local Improvement
	#128 (Summerlin)
500,000	5.000%, 02/01/21 Series A	NR/NR/NR*	458,435
	Draper, Utah Sales Tax Revenue
1,640,000	4.500%, 05/01/27 Series A	NR/AA/NR	1,893,560
1,000,000	5.000%, 05/01/32 Series A	NR/AA/NR	1,185,730
	El Paso, Texas Solid Waste Disposal
	System Revenue
1,540,000	5.125%, 08/15/28 AGMC Insured	Aa3/AA-/NR	1,565,379
	Herriman, Utah Special Assessment
	Towne Center Assessment Area
1,045,000	4.875%, 11/01/23	NR/A/NR	1,119,644

12 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Local Public Property (continued)
	Herriman, Utah Special Assessment
	Towne Center Assessment Area
	(continued)
$1,150,000	5.000%, 11/01/25	NR/A/NR	$1,230,626
1,975,000	5.000%, 11/01/29	NR/A/NR	2,052,025
	Lincoln County, Wyoming Building
	Corp. Lease Revenue
700,000	5.000%, 05/01/32	NR/A+/NR	787,045
	New Albany, Indiana Development
	Authority
500,000	4.250%, 02/01/22	NR/A-/NR	520,090
	Orem, Utah Special Assessment
1,765,000	7.750%, 11/01/25	NR/NR/NR*	1,776,014
	Riverton City, Utah Franchise & Sales
	Tax Revenue
1,585,000	5.000%, 06/01/31 AMBAC Insured	NR/AA-/AA	1,727,935
	Salt Lake Valley, Utah Fire Service
	District Lease Revenue
2,645,000	5.200%, 04/01/28	Aa2/NR/AA-	2,996,494
1,000,000	5.250%, 04/01/30	Aa2/NR/AA-	1,129,030
	Sevier County, Utah Municipal Building
	Authority Lease Revenue Refunding
915,000	5.000%, 11/15/19 NPFG/ FGIC Insured
	(pre-refunded)	NR/NR/NR*	972,965
	South Dakota State Building Authority
	Revenue
500,000	4.500%, 06/01/24 NPFG/ FGIC Insured	NR/AA/NR	545,415
	South Ogden City, Utah Sales Tax
	Revenue Refunding
1,895,000	4.375%, 05/01/29 NPFG/ FGIC Insured	Baa2/A+/NR	1,974,363
	Twin Creeks, Utah Special Services
	District
11,230,970	10.000%, 07/15/30 144A	NR/NR/NR*	11,296,334
	Uintah County, Utah Municipal Building
	Authority Lease Revenue
500,000	5.000%, 06/01/24	NR/A+/NR	556,965
2,000,000	5.300%, 06/01/28	NR/A+/NR	2,219,580

13 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Local Public Property (continued)
	Uintah County, Utah Municipal Building
	Authority Lease Revenue (continued)
$1,005,000	5.500%, 06/01/37	NR/A+/NR	$1,094,445
1,120,000	5.500%, 06/01/40	NR/A+/NR	1,220,251
	Utah State Municipal Finance Cooperative
	Local Government Capital Appreciation
	Pool Capital, Salt Lake
165,000	zero coupon, 03/01/14 AGMC Insured	Aa3/AA-/AA	162,373
	Utah Transit Authority Sales Tax Revenue,
	Series A
1,000,000	5.000%, 06/15/28	Aa2/AAA/AA	1,155,210
	Washington County/St. George Interlocal
	Agency, Utah Lease Revenue Refunding
650,000	0.500%, 12/01/15 Series A	A1/A+/NR	639,970
1,365,000	0.500%, 12/01/16 Series A	A1/A+/NR	1,322,494
	West Bountiful, Utah Courthouse Revenue
410,000	5.000%, 05/01/19	NR/A/A+	425,937
	West Valley City, Utah Municipal Building
	Authority Lease Revenue Refunding
1,645,000	4.500%, 08/01/22 Series A NPFG/
	FGIC Insured	NR/A+/A+	1,773,195
1,890,000	4.375%, 08/01/26 Series A NPFG/
	FGIC Insured	NR/A+/A+	2,006,443
	West Valley City, Utah Sales Tax Revenue
	Capital Appreciation Bonds, Refunding
2,750,000	zero coupon, 07/15/35	NR/AA+/NR	980,512
	Total Local Public Property		46,788,459

	State Agency (1.8%)
	Utah Infrastructure Agency
	Telecommunications & Franchise Tax
1,000,000	5.500%, 10/15/30 Series A AGMC
	Insured	Aa3/AA-/NR	1,183,200
1,475,000	5.250%, 10/15/33 Series A AGMC
	Insured	Aa3/AA-/NR	1,668,609

14 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	State Agency (continued)
	Utah State Building Ownership Authority
	Lease Revenue Refunding State
	Facilities Master Lease Program
$465,000	5.000%, 05/15/21 (pre-refunded)	Aa1/AA+/NR	$533,197
510,000	5.000%, 05/15/23 (pre-refunded)	Aa1/AA+/NR	584,797
1,000,000	5.000%, 05/15/24	Aa1/AA+/NR	1,249,320
1,080,000	5.000%, 05/15/25 (pre-refunded)	Aa1/AA+/NR	1,149,185
1,575,000	5.000%, 05/15/26	Aa1/AA+/NR	1,804,289
	Total State Agency		8,172,597

	Tax Revenue (6.9%)
	Bountiful City, Utah Sales Tax Refunding
	Bond
191,000	3.500%, 06/01/13	NR/AA/NR	192,923
832,000	4.000%, 06/01/17	NR/AA/NR	910,707
	Brigham, Utah Special Assessment
	Voluntary Assessment Area
1,140,000	5.250%, 08/01/23	A1/NR/NR	1,266,836
895,000	5.500%, 08/01/29	A1/NR/NR	991,535
	Clark County, Nevada Improvement
	District
250,000	5.000%, 08/01/16	NR/NR/NR*	238,347
	Coral Canyon, Utah Special Service
	District
25,000	5.000%, 07/15/13 Escrowed to
	Maturity	NR/NR/NR*	25,624
250,000	5.500%, 07/15/18 (pre-refunded)	NR/NR/NR*	256,900
	Henderson, Nevada Local Improvement
	District
290,000	5.000%, 09/01/14	NR/NR/NR*	297,787
290,000	5.000%, 09/01/15	NR/NR/NR*	299,228
225,000	5.000%, 03/01/16	NR/NR/NR*	224,140
	Holladay, Utah Redevelopment Agency
2,387,500	4.900%, 12/30/20	NR/NR/NR*	2,225,508
	Jordanelle, Utah Special Service District
186,000	5.000%, 11/15/14	NR/NR/NR*	186,339
196,000	5.100%, 11/15/15	NR/NR/NR*	196,216
206,000	5.200%, 11/15/16	NR/NR/NR*	206,150

15 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Tax Revenue (continued)
	Jordanelle, Utah Special Service District
	(continued)
$216,000	5.300%, 11/15/17	NR/NR/NR*	$216,119
228,000	5.400%, 11/15/18	NR/NR/NR*	228,082
240,000	5.500%, 11/15/19	NR/NR/NR*	240,000
253,000	5.600%, 11/15/20	NR/NR/NR*	252,028
268,000	5.700%, 11/15/21	NR/NR/NR*	265,047
283,000	5.800%, 11/15/22	NR/NR/NR*	278,602
299,000	6.000%, 11/15/23	NR/NR/NR*	295,224
	La Verkin, Utah Sales and Franchise
	Tax Revenue
571,000	5.100%, 07/15/27†	NR/NR/NR*	565,792
	Lehi, Utah Sales Tax
790,000	5.000%, 06/01/24 AGMC Insured	Aa3/AA-/NR	825,329
	Mesquite, Nevada New Special
	Improvement District
200,000	4.900%, 08/01/13	NR/NR/NR*	198,576
125,000	5.250%, 08/01/17	NR/NR/NR*	119,702
270,000	5.350%, 08/01/19	NR/NR/NR*	248,964
115,000	5.400%, 08/01/20	NR/NR/NR*	105,074
430,000	5.500%, 08/01/25	NR/NR/NR*	374,341
	North Ogden, Utah Sales Tax Revenue
195,000	5.000%, 11/01/24 Syncora Guarantee,
	Inc. Insured	NR/A+/AA	205,897
	Payson City, Utah Sales Tax Revenue
445,000	5.000%, 08/01/21 AGMC Insured	Aa3/AA-/NR	492,780
	Riverton City, Utah Franchise & Sales
	Tax Revenue
750,000	5.000%, 06/01/24 AMBAC Insured	NR/AA-/AA	822,203
	Salt Lake City, Utah Sales Tax
1,060,000	5.000%, 02/01/23 (pre-refunded)	NR/AAA/NR	1,161,347
1,115,000	5.000%, 02/01/24 (pre-refunded)	NR/AAA/NR	1,221,605
	South Weber City, Utah
525,000	5.000%, 01/15/24 NPFG Insured	Baa2/A/AA-	543,060
	Springville, Utah Special Assessment
	Revenue
397,000	5.500%, 01/15/17	NR/NR/NR*	397,012
420,000	5.650%, 01/15/18	NR/NR/NR*	419,962

16 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Tax Revenue (continued)
	Springville, Utah Special Assessment
	Revenue (continued)
$442,000	5.800%, 01/15/19	NR/NR/NR*	$439,993
380,000	5.900%, 01/15/20	NR/NR/NR*	375,911
	Utah Transit Authority Sales Tax Revenue
6,560,000	5.000%, 06/15/36 AGMC Insured
	Series A	Aa2/AAA/AA	7,530,683
	Vernal City, Utah Sales Tax Revenue
515,000	4.750%, 09/01/31 AGC Insured	NR/AA/NR	575,270
300,000	4.875%, 09/01/34 AGC Insured	NR/AA/NR	332,373
	Wasatch County, Utah Building Authority
130,000	5.000%, 10/01/15	A1/NR/NR	132,960
135,000	5.000%, 10/01/16	A1/NR/NR	137,943
	Washington City, Utah Sales Tax
680,000	5.250%, 11/15/17 AMBAC Insured
	(pre-refunded)	NR/A/NR	709,383
	Weber County, Utah Sales Tax
385,000	5.000%, 07/01/23 AMBAC Insured
	(pre-refunded)	A1/NR/NR	394,001
	West Valley City, Utah Redevelopment
	Agency
1,625,000	5.000%, 03/01/21	NR/A-/NR	1,708,736
320,000	5.000%, 03/01/22	NR/A-/NR	335,869
350,000	5.000%, 03/01/23	NR/A-/NR	366,380
1,000,000	5.000%, 03/01/24	NR/A-/NR	1,046,370
	Total Tax Revenue		31,080,858

	Transportation (3.9%)
	Central Puget Sound, Washington
	Regional Transportation Authority
	Sales Tax
2,000,000	5.000%, 11/01/25 Series A AMBAC
	Insured (pre-refunded)	Aa2/AAA/NR	2,214,160
	Indiana Finance Authority Highway
	Revenue
1,950,000	4.500%, 12/01/25 NPFG/ FGIC
	Insured	Aa1/AA+/AA+	2,183,844

17 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Transportation (continued)
	North Texas Turnpike Authority Revenue
$2,000,000	6.100%, 01/01/28	A2/A-/NR	$2,360,520
	Utah Transit Authority Sales Tax Revenue
	Capital Appreciation Refunding
2,000,000	zero coupon, 06/15/29 NPFG Insured
	Series A	A1/A-/A+	963,960
	Utah Transit Authority Sales Tax Revenue
	Refunding
5,185,000	zero coupon, 06/15/23 Series A NPFG
	Insured	A1/A-/A+	3,444,499
1,000,000	5.000%, 06/15/32	A1/A-/A+	1,160,780
	Utah Transit Authority Sales Tax Revenue
2,000,000	5.000%, 06/15/27 Series A	Aa2/AAA/AA	2,317,140
	Utah Transit Authority Sales Tax &
	Transportation Revenue
1,450,000	4.125%, 06/15/22 AGMC Insured	Aa2/AAA/AA	1,563,680
195,000	5.250%, 06/15/32 AGMC Insured	Aa2/AAA/AA	264,229
	Washoe County, Nevada Highway
	Revenue
1,000,000	5.500%, 02/01/28	A1/A+/NR	1,136,090
	Total Transportation		17,608,902

	Utility (11.2%)
	Clark County, Washington Public Utility
	District No. 001 Generating Refunding
1,000,000	5.000%, 01/01/24	A2/A/A+	1,158,070
	Corpus Christi, Texas Utility System
	Revenue
1,000,000	5.000%, 07/15/32	Aa3/A+/AA-	1,130,310
	Cowlitz County, Washington Public
	Utility District Electric Revenue
650,000	4.500%, 09/01/26 NPFG Insured	A1/NR/A	680,992
	Douglas County, Washington Public
	Utility District No. 001 Electric
	Distribution System
635,000	0.050%, 12/01/15	Aa3/AA/NR	620,617

18 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Utility (continued)
	Eagle Mountain, Utah Gas & Electric
$1,385,000	4.250%, 06/01/20 Radian Insured	NR/NR/NR*	$1,396,315
1,440,000	5.000%, 06/01/21 Radian Insured	NR/NR/NR*	1,482,034
1,515,000	5.000%, 06/01/22 Radian Insured	NR/NR/NR*	1,557,465
	Houston, Texas Utility System Revenue,
	Refunding
1,165,000	5.125%, 05/15/28 Series A NPFG
	Insured	Aa2/AA/AA-	1,232,057
	Intermountain Power Agency, Utah
	Power Supply Revenue, Refunding
250,000	5.250%, 07/01/23	A1/A+/AA-	255,572
1,000,000	5.000%, 07/01/21 Series A AGMC
	Insured	Aa3/AA-/AA-	1,021,920
1,000,000	4.250%, 07/01/19 Series B	A1/A+/AA-	1,060,660
	Jacksonville Electric Authority, Florida
	Bulk Power System Revenue,
	Scherer 4 Project
1,500,000	6.000%, 10/01/37 Series A	Aa2/AA-/AA	1,598,475
	Jacksonville Electric Authority, Florida
	Electric System Revenue
500,000	5.000%, 10/01/26	Aa3/A+/AA	511,645
500,000	4.500%, 10/01/32 Series Three 2012A	Aa2/AA-/AA	556,700
515,000	5.500%, 10/01/39	Aa3/A+/AA	535,492
	Lower Colorado River Authority, Texas
1,470,000	5.250%, 05/15/29	A1/A/A+	1,713,961
60,000	5.250%, 05/15/29 (pre-refunded)	NR/NR/NR*	75,389
5,000	5.250%, 05/15/29 (pre-refunded)	NR/NR/NR*	6,300
	Lower Colorado River Authority, Texas
	Transmission Contract Revenue,
	Refunding
1,065,000	5.000%, 05/15/33 AMBAC Insured	A2/A/A+	1,082,359
	Port St. Lucie, Florida Utility System
	Revenue
1,200,000	5.250%, 09/01/26 NPFG Insured
	(pre-refunded)	A1/NR/AA-	1,297,560
	Santa Clara, Utah Electric Revenue
1,005,000	4.250%, 08/01/26 AGC Insured	Aa3/NR/NR	988,679

19 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Utility (continued)
	Sarasota, Florida Utility System Revenue
	Refunding
$1,455,000	5.000%, 10/01/27	NR/AA+/AA	$1,795,557
	St. George, Utah Electric Revenue
500,000	4.500%, 06/01/20 AGMC Insured	Aa3/NR/NR	533,135
3,750,000	5.000%, 06/01/38 AGMC Insured	Aa3/NR/NR	4,055,587
	Tacoma, Washington Solid Waste
	Utility Revenue
1,000,000	5.000%, 12/01/23 Syncora Guarantee,
	Inc. Insured	A2/AA/AA-	1,102,320
	Tallahassee, Florida Energy System
	Revenue Refunding
1,500,000	5.000%, 10/01/28	Aa3/AA/AA-	1,692,765
	Texas Municipal Power Agency Revenue
	Unrefunded Balance
1,665,000	zero coupon, 09/01/14 NPFG Insured	A2/A+/A+	1,642,023
	Utah Associated Municipal Power System
1,000,000	5.000%, 04/01/21 AGMC Insured
	(pre-refunded)	Aa3/AA-/NR	1,011,560
	Utah Associated Municipal Power System
	Revenue, Horse Butte Wind Project
2,120,000	0.050%, 09/01/13 Series A	NR/A-/A-	2,113,746
1,000,000	5.000%, 09/01/30 Series A	NR/A-/A-	1,148,500
1,005,000	5.000%, 09/01/32 Series A	NR/A-/A-	1,142,605
	Utah Associated Municipal Power
	System Revenue Refunding, Payson
	Power Project
2,000,000	5.000%, 04/01/24	NR/A-/A	2,361,100
1,000,000	5.000%, 04/01/25	NR/A-/A	1,166,130
6,375,000	5.000%, 04/01/26	NR/A-/A	7,396,594
	Washington, Utah Electric Revenue
985,000	5.000%, 09/01/21 Syncora Guarantee,
	Inc. Insured	Baa1/NR/NR	1,024,233
1,000,000	5.000%, 09/01/24 Syncora Guarantee,
	Inc. Insured	Baa1/NR/NR	1,031,750
	Wyoming Municipal Power Agency
	Power Supply System Revenue
720,000	5.500%, 01/01/28 Series A	A2/A-/NR	814,270
	Total Utility		49,994,447

20 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Water and Sewer (14.0%)
	Cape Coral, Florida Water & Sewer
	Revenue
$1,000,000	5.000%, 10/01/36 AGMC Insured	Aa3/AA-/A	$1,115,650
	Central Utah Water Conservancy District
1,000,000	5.000%, 10/01/37 Series C	NR/AA+/AA+	1,170,580
	Central Utah Water Conservancy District
	Refunding, Jordanelle Hydrant
1,125,000	4.500%, 10/01/27 Series A	NR/AA+/AA	1,298,745
	Central Weber, Utah Sewer Improvement
	District Revenue Refunding
1,000,000	5.000%, 03/01/28 Series A AGMC
	Insured	NR/AA-/AA	1,150,170
2,000,000	4.375%, 03/01/30 Series A AGMC
	Insured	NR/AA-/AA	2,189,400
4,000,000	5.000%, 03/01/33 Series A AGMC
	Insured	NR/AA-/AA	4,511,760
	Davie, Florida Water & Sewer Revenue
1,000,000	5.000%, 10/01/32 AGMC Insured	Aa3/AA-/NR	1,142,000
	Eagle Mountain, Utah Water and Sewer
690,000	4.750%, 11/15/25 NPFG Insured	Baa2/A+/AA-	741,336
	Herriman City, Utah Water Revenue
	Refunding
1,210,000	4.500%, 01/01/33 AMBAC Insured	NR/A/NR	1,280,519
	Jordan Valley, Utah Water Conservancy
	District Revenue
1,000,000	5.000%, 10/01/31 Series B	NR/AA+/AA	1,184,300
6,000,000	5.000%, 10/01/35 Series B	NR/AA+/AA	6,970,020
	King County, Washington Sewer Revenue
660,000	5.000%, 01/01/33 AGMC Insured	Aa2/AA+/NR	752,882
	Laredo, Texas Waterworks Sewer System
	Revenue
1,450,000	5.000%, 03/01/24 Series 2010	A1/AA-/AA-	1,744,103
	Miami-Dade County, Florida Water and
	Sewer Revenue System
1,500,000	5.000%, 10/01/29 AGMC Insured	Aa2/AA-/AA-	1,740,645
	Mountain Regional Water Special Service
	District Utah Water Revenue Refunding
3,000,000	5.000%, 12/15/33 AGMC Insured	NR/AA-/AA-	3,493,320

21 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

		Rating
Principal		Moody’s, S&P
Amount	Revenue Bonds (continued)	and Fitch	Value

	Water and Sewer (continued)
	Murray City, Utah Sewer and Water
$440,000	5.000%, 10/01/19 AMBAC Insured
	(pre-refunded)	Aa3/NR/NR	$455,510
	Ogden City, Utah Sewer & Water
	Revenue Refunding
750,000	4.625%, 06/15/38 AGMC Insured	Aa3/NR/NR	799,545
	Orem, Utah Water & Storm Sewer
	Revenue
1,000,000	5.000%, 07/15/26	NR/AA/AA+	1,130,580
1,250,000	5.250%, 07/15/28	NR/AA/AA+	1,434,862
	Pleasant Grove City, Utah Storm Water
	Revenue
860,000	4.750%, 07/15/36 AGMC Insured	Aa3/AA-/AA-	960,147
	Pleasant Grove City, Utah Water Revenue
450,000	4.300%, 12/01/20 NPFG Insured	Baa2/BBB+/NR	477,729
760,000	4.625%, 12/01/23 AGMC Insured	NR/AA-/NR	845,971
1,000,000	5.250%, 12/01/29 AGMC Insured	NR/AA-/NR	1,133,120
1,370,000	5.000%, 12/01/31 Series B NPFG
	Insured	Baa2/BBB+/NR	1,456,776
	Rapid City, South Dakota Water Revenue
500,000	5.000%, 11/01/29	Aa3/NR/NR	599,115
1,655,000	5.250%, 11/01/39	Aa3/NR/NR	1,905,253
	Salt Lake & Sandy, Utah Metropolitan
	Water District, Water Revenue,
	Refunding
1,190,000	5.000%, 07/01/31 Series A	NR/AA+/AA+	1,433,295
650,000	5.000%, 07/01/31 Series A	NR/AA+/AA+	740,135
1,000,000	5.000%, 07/01/37 Series A	NR/AA+/AA+	1,166,830
	San Antonio, Texas Water Revenue
	Refunding
1,050,000	5.000%, 05/15/36 NPFG Insured	Aa1/AA/Aa+	1,149,414
	South Valley, Utah Water Reclamation
	Facility Sewer Revenue
2,110,000	5.000%, 08/15/24 AMBAC Insured	NR/A/NR	2,225,058
425,000	5.000%, 08/15/30 AMBAC Insured	NR/A/NR	444,567
	South Weber City, Utah Water Revenue
730,000	5.000%, 06/01/35 AGMC Insured	NR/AA-/NR	808,928
930,000	5.000%, 06/01/40 AGMC Insured	NR/AA-/NR	1,022,861

22 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

			Rating
Principal			Moody’s, S&P
Amount		Revenue Bonds (continued)	and Fitch	Value

		Water and Sewer (continued)
		Utah Water Conservancy District
$1,400,000		5.250%, 01/15/27	NR/A/NR	$1,562,764
		Utah Water Finance Agency Revenue
970,000		4.000%, 10/01/20 AMBAC Insured	Aa3/NR/NR	1,079,164
		Utah Water Finance Agency Revenue
510,000		5.000%, 07/01/18 AMBAC Insured
		(pre-refunded)	A1/NR/NR	521,924
830,000		4.500%, 10/01/22 AMBAC Insured	Aa3/NR/NR	871,135
870,000		4.500%, 10/01/23 AMBAC Insured	Aa3/NR/NR	910,586
2,645,000		4.500%, 10/01/28 AMBAC Insured	Aa3/NR/NR	2,894,952
		Washington County, Utah Water
		Conservancy District Refunding
1,770,000		4.500%, 10/01/24	NR/AA/AA	2,081,201
		White City, Utah Water Improvement
		District Revenue
500,000		5.000%, 02/01/23 AGMC Insured	Aa3/NR/NR	549,150
700,000		5.000%, 02/01/25 AGMC Insured	Aa3/NR/NR	764,827
840,000		5.000%, 02/01/27 AGMC Insured	Aa3/NR/NR	915,079
		Total Water and Sewer		62,825,908

		Total Revenue Bonds		353,264,885

		Total Investments (cost $420,119,159
		- note 4)	98.6%	441,785,270
		Other assets less liabilities	1.4	6,307,391
		Net Assets	100.0%	$448,092,661

	*
Any security not rated (“NR”) by any of the Nationally Recognized Statistical Rating Organizations (“NRSRO” or “Credit Rating Agency”) has been determined by the Investment Adviser to have sufficient quality to be ranked in the top four credit ratings if a credit rating were to be assigned by a NRSRO.

	†	Illiquid security: Illiquid securities represent 0.9% of net assets.

23 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
SCHEDULE OF INVESTMENTS (continued)
DECEMBER 31, 2012 (unaudited)

Notes:

144A – Private placement subject to SEC rule 144A, which modifies a two-year holding period requirement to permit qualified institutional buyers to trade these securities among themselves, thereby significantly improving the liquidity of these securities.

Pre-refunded bonds are bonds for which U.S. Government Obligations usually have been placed in escrow to retire the bonds at their earliest call date.

Percent of
Portfolio Distribution by Quality Rating	Investments1
Aaa of Moody’s or AAA of S&P and Fitch	11.9%
Aa of Moody’s or AA of S&P and Fitch	49.9
A of Moody’s or S&P and Fitch	20.2
Baa of Moody’s or BBB of S&P	3.6
BB+ of S&P	0.2
Not rated*	14.2
100.0%

1 Calculated using the highest rating of the three NRSROs.

PORTFOLIO ABBREVIATIONS:

AGC - Assured Guaranty Corp.
AGMC - Assured Guaranty Municipal Corp.
AMBAC - American Municipal Bond Assurance Corp.
AMT - Alternative Minimum Tax
COP - Certificates of Participation
FGIC - Financial Guaranty Insurance Co.
FNMA - Federal National Mortgage Association
IBC - Insured Bond Certificates
NPFG - National Public Finance Guarantee
NR - Not Rated
PSF - Permanent School Fund

See accompanying notes to financial statements.

24 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 2012 (unaudited)

ASSETS
Investments at value (cost $420,119,159)	$441,785,270
Cash	2,525,098
Interest receivable	5,540,598
Receivable for Fund shares sold	333,852
Other assets	22,987
Total assets	450,207,805
LIABILITIES
Dividends payable	1,316,838
Deferred income	299,804
Payable for Fund shares redeemed	256,732
Management fees payable	168,418
Distribution and service fees payable	21,450
Accrued expenses	51,902
Total liabilities	2,115,144
NET ASSETS	$448,092,661
Net Assets consist of:
Capital Stock - Authorized an unlimited number of shares,
par value $0.01 per share	$428,933
Additional paid-in capital	425,363,186
Net unrealized appreciation on investments (note 4)	21,666,111
Accumulated net realized gain on investments	467,799
Undistributed net investment income	166,632
	$448,092,661
CLASS A
Net Assets	$255,642,152
Capital shares outstanding	24,483,568
Net asset value and redemption price per share	$10.44
Maximum offering price per share (100/96 of $10.44
adjusted to nearest cent)	$10.88
CLASS C
Net Assets	$105,962,215
Capital shares outstanding	10,152,458
Net asset value and offering price per share	$10.44
Redemption price per share (*a charge of 1% is imposed on
the redemption proceeds of the shares, or on the original
price, whichever is lower, if redeemed during the first
12 months after purchase)	$10.44	*
CLASS Y
Net Assets	$86,488,294
Capital shares outstanding	8,257,238
Net asset value, offering and redemption price per share	$10.47

See accompanying notes to financial statements.

25 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
STATEMENT OF OPERATIONS
SIX MONTHS ENDED DECEMBER 31, 2012 (unaudited)

Investment Income:

Interest income		$9,338,742
Other income		11,938
		9,350,680

Expenses:

Management fee (note 3)	$1,121,944
Distribution and service fees (note 3)	776,840
Legal fees	101,082
Transfer and shareholder servicing agent fees	92,966
Trustees’ fees and expenses (note 7)	81,307
Shareholders’ reports and proxy statements .	25,833
Custodian fees (note 6)	11,560
Auditing and tax fees	10,737
Fund accounting fees	9,873
Insurance	9,751
Registration fees and dues	9,097
Chief compliance officer services (note 3)	4,484
Miscellaneous	21,245
Total expenses	2,276,719

Management fee waived (note 3)	(84,670)
Expenses paid indirectly (note 6)	(1,568)
Net expenses		2,190,481
Net investment income		7,160,199

Realized and Unrealized Gain (Loss) on Investments:

Net realized gain from securities transactions	539,254
Change in unrealized appreciation on
investments	6,608,742

Net realized and unrealized gain (loss) on
investments		7,147,996
Net change in net assets resulting from operations		$14,308,195

See accompanying notes to financial statements.

26 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
STATEMENTS OF CHANGES IN NET ASSETS

	Six Months Ended
	December 31, 2012	Year Ended
	(unaudited)	June 30, 2012
OPERATIONS:
Net investment income	$7,160,199	$14,118,461
Net realized gain (loss) from securities
transactions	539,254	1,784,883
Change in unrealized appreciation
(depreciation) on investments	6,608,742	18,089,142
Change in net assets from operations	14,308,195	33,992,486

DISTRIBUTIONS TO SHAREHOLDERS (note 10):
Class A Shares:
Net investment income	(4,417,803)	(8,808,164)

Class C Shares:
Net investment income	(1,289,451)	(2,616,170)

Class Y Shares:
Net investment income	(1,429,871)	(2,648,622)
Change in net assets from distributions .	(7,137,125)	(14,072,956)

CAPITAL SHARE TRANSACTIONS (note 8):
Proceeds from shares sold	52,212,545	138,764,606
Reinvested dividends and distributions	4,052,847	8,525,121
Cost of shares redeemed	(42,866,108)	(90,854,748)
Change in net assets from capital
share transactions	13,399,284	56,434,979

Change in net assets	20,570,354	76,354,509

NET ASSETS:
Beginning of period	427,522,307	351,167,798

End of period*	$448,092,661	$427,522,307

* Includes undistributed net investment
income, respectively, of:	$166,632	$143,558

See accompanying notes to financial statements.

27 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 (unaudited)

1. Organization

     Tax-Free Fund For Utah (the “Fund”), a non-diversified, open-end investment company, was organized on December 12, 1990 as a Massachusetts business trust and commenced operations on July 24, 1992. The Fund is authorized to issue an unlimited number of shares and, since its inception to May 21, 1996, offered only one class of shares. On that date, the Fund began offering two additional classes of shares, Class C and Class Y Shares. All shares outstanding prior to that date were designated as Class A Shares and are sold at net asset value plus a sales charge of varying size (depending upon a variety of factors) paid at the time of purchase and bear a distribution fee. Class C Shares are sold at net asset value with no sales charge payable at the time of purchase but with a level charge for service and distribution fees for six years thereafter. Class C Shares automatically convert to Class A Shares after six years. Class Y Shares are sold only through authorized financial institutions acting for investors in a fiduciary, advisory, agency, custodial or similar capacity, and are not offered directly to retail customers. Class Y Shares are sold at net asset value with no sales charge, no redemption fee, no contingent deferred sales charge (“CDSC”) and no distribution fee. On October 31, 1997, the Fund established Class I Shares which are offered and sold only through financial intermediaries and are not offered directly to retail customers. Class I Shares are sold at net asset value with no sales charge and no redemption fee or CDSC, although a financial intermediary may charge a fee for effecting a purchase or other transaction on behalf of its customers. Class I Shares carry a distribution and a service fee. As of the report date, there were no Class I Shares outstanding. All classes of shares represent interests in the same portfolio of investments and are identical as to rights and privileges but differ with respect to the effect of sales charges, the distribution and/or service fees borne by each class, expenses specific to each class, voting rights on matters affecting a single class and the exchange privileges of each class. On December 1, 2012, the Board of Trustees approved a change in the Fund’s fiscal year end from June to March.

2. Significant Accounting Policies

     The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America for investment companies.

a)
Portfolio valuation: Municipal securities which have remaining maturities of more than 60 days are valued each business day based upon information provided by a nationally prominent independent pricing service and periodically verified through other pricing services. In the case of securities for which market quotations are readily available, securities are valued by the pricing service at the mean of bid and asked quotations. If a market quotation or a valuation from the pricing service is not readily available, the security is valued at fair value determined in good faith under procedures established by and under the general supervision of the Board of Trustees. Securities which mature in 60 days or less are generally valued at amortized cost if their term to maturity at purchase is 60 days or less, or by amortizing their unrealized appreciation or depreciation on the 61st day prior to maturity, if their term to maturity at purchase exceeds 60 days.

28 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2012 (unaudited)

b)
Fair value measurements: The Fund follows a fair value hierarchy that distinguishes between market data obtained from independent sources (observable inputs) and the Fund’s own market assumptions (unobservable inputs). These inputs are used in determining the value of the Fund’s investments and are summarized in the following fair value hierarchy:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 – Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3 – Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, based on the best information available.

The inputs or methodology used for valuing securities are not an indication of the risk associated with investing in those securities

The following is a summary of the valuation inputs, representing 100% of the Fund’s investments, used to value the Fund’s net assets as of December 31, 2012:

Valuation Inputs	Investments in Securities
Level 1 – Quoted Prices	$—
Level 2 – Other Significant Observable
Inputs — Municipal Bonds*	441,785,270
Level 3 – Significant Unobservable Inputs	—
Total	$441,785,270

*See schedule of investments for a detailed listing of securities.

c)
Subsequent events: In preparing these financial statements, the Fund has evaluated events and transactions for potential recognition or disclosure through the date these financial statements were issued.

d)
Securities transactions and related investment income: Securities transactions are recorded on the trade date. Realized gains and losses from securities transactions are reported on the identified cost basis. Interest income is recorded daily on the accrual basis and is adjusted for amortization of premium and accretion of original issue and market discount. In connection with certain bonds, fee income is recognized by the Fund on a daily basis over the life of the bonds.

e)
Federal income taxes: It is the policy of the Fund to continue to qualify as a regulated investment company by complying with the provisions of the Internal Revenue Code applicable to certain investment companies. The Fund intends to make distributions of income and securities profits sufficient to relieve it from all, or substantially all, Federal income and excise taxes.

29 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2012 (unaudited)

Management has reviewed the tax positions for each of the open tax years (2010-2012) or expected to be taken in the Fund’s 2013 tax returns and has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements.

f)
Multiple class allocations: All income, expenses (other than class-specific expenses), and realized and unrealized gains or losses are allocated daily to each class of shares based on the relative net assets of each class. Class-specific expenses, which include distribution and service fees and any other items that are specifically attributed to a particular class, are also charged directly to such class on a daily basis.

g)
Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

h)
Accounting pronouncement: In December 2011, FASB (the “Financial Accounting Standards Board”) issued ASU (“Accounting Standards Update”) No. 2011-11 related to disclosures about offsetting assets and liabilities. The amendment in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The guidance requires retrospective application for all comparative periods presented. Management is currently evaluating the impact this amendment may have on the Fund’s financial statements.

3. Fees and Related Party Transactions

a) Management Arrangements:

     Aquila Investment Management LLC (the “Manager”), a wholly-owned subsidiary of Aquila Management Corporation, the Fund’s founder and sponsor, serves as the Manager for the Fund under an Advisory and Administration Agreement with the Fund. Under the Advisory and Administration Agreement, the Manager provides all investment management and administrative services to the Fund. The Manager’s services include providing the office of the Fund and all related services as well as managing relationships with all the various support organizations to the Fund such as the shareholder servicing agent, custodian, legal counsel, fund accounting agent, auditors and distributor. For its services, the Manager is entitled to receive a fee which is payable monthly and computed as of the close of business each day at the annual rate of 0.50 of 1% on the Fund’s net assets.

30 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2012 (unaudited)

     For the six months ended December 31, 2012, the Fund incurred management fees of $1,121,944 of which $84,670 was waived. The Manager has contractually undertaken to waive fees and/or reimburse Fund expenses so that total Fund expenses will not exceed 0.83% for Class A Shares, 1.63% for Class C Shares, 0.97% for Class I Shares (none of which are currently outstanding) and 0.63% for Class Y Shares. These expense limitations are in effect until October 31, 2013. Prior to October 31, 2013, the Manager may not terminate the arrangement without the approval of the Board of Trustees.

     Under a Compliance Agreement with the Manager, the Manager is compensated by the Fund for Chief Compliance Officer related services provided to enable the Fund to comply with Rule 38a-1 of the Investment Company Act of 1940.

     Specific details as to the nature and extent of the services provided by the Manager are more fully defined in the Fund’s Prospectus and Statement of Additional Information.

b) Distribution and Service Fees:

     The Fund has adopted a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 (the “Rule”) under the Investment Company Act of 1940. Under one part of the Plan, with respect to Class A Shares, the Fund is authorized to make distribution fee payments to broker-dealers or others (“Qualified Recipients”) selected by Aquila Distributors, Inc. (the “Distributor”) including, but not limited to, any principal underwriter of the Fund, with which the Distributor has entered into written agreements contemplated by the Rule and which have rendered assistance in the distribution and/or retention of the Fund’s shares or servicing of shareholder accounts. The Fund makes payment of this distribution fee at the annual rate of 0.20% of the Fund’s average net assets represented by Class A Shares. For the six months ended December 31, 2012, distribution fees on Class A Shares amounted to $265,313, of which the Distributor retained $7,554.

     Under another part of the Plan, the Fund is authorized to make payments with respect to Class C Shares to Qualified Recipients which have rendered assistance in the distribution and/or retention of the Fund’s Class C shares or servicing of shareholder accounts. These payments are made at the annual rate of 0.75% of the Fund’s average net assets represented by Class C Shares and for the six months ended December 31, 2012, amounted to $383,645. In addition, under a Shareholder Services Plan, the Fund is authorized to make service fee payments with respect to Class C Shares to Qualified Recipients for providing personal services and/or maintenance of shareholder accounts. These payments are made at the annual rate of 0.25% of the Fund’s average net assets represented by Class C Shares and for the six months ended December 31, 2012 amounted to $127,882. The total of these payments with respect to Class C Shares amounted to $511,527, of which the Distributor retained $103,955.

     Specific details about the Plans are more fully defined in the Fund’s Prospectus and Statement of Additional Information.

     Under a Distribution Agreement, the Distributor serves as the exclusive distributor of the Fund’s shares.Through agreements between the Distributor and various brokerage and advisory firms (“intermediaries”), the Fund’s shares are sold primarily through the facilities of these intermediaries having offices within Utah, with the bulk of any sales commissions inuring to such intermediaries. For the six months ended December 31, 2012, total commissions on sales of Class A Shares amounted to $540,406, of which the Distributor received $49,032.

31 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2012 (unaudited)

4. Purchases and Sales of Securities

     During the six months ended December 31, 2012, purchases of securities and proceeds from the sales of securities aggregated $60,420,086 and $46,382,276, respectively.

     At December 31, 2012, the aggregate tax cost for all securities was $419,951,344. At December 31, 2012, the aggregate gross unrealized appreciation for all securities in which there is an excess of value over tax cost amounted to $22,609,695 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over value amounted to $775,769, for a net unrealized appreciation of $21,833,926.

5. Portfolio Orientation

     At least 50% of the Fund’s assets will always consist of obligations of Utah-based issuers. At December 31, 2012, the Fund had 64% of its net assets invested in municipal obligations of issuers within Utah. The Fund is also permitted to invest in tax-free municipal obligations of non-Utah-based issuers that are exempt from regular Federal income taxes and, pursuant to an administrative determination of the Utah State Tax Commission issued under statutory authority, the interest on which is currently exempt from Utah individual income taxes. Since the Fund invests principally and may invest entirely in double tax-free municipal obligations of issuers within Utah, it is subject to possible risks associated with economic, political, or legal developments or industrial or regional matters specifically affecting Utah and whatever effects these may have upon Utah issuers’ ability to meet their obligations.

6. Expenses

     The Fund has negotiated an expense offset arrangement with its custodian wherein it receives credit toward the reduction of custodian fees and other Fund expenses whenever there are uninvested cash balances. The Statement of Operations reflects the total expenses before any offset, the amount of offset and the net expenses.

7. Trustees’ Fees and Expenses

     At December 31, 2012 there were 9 Trustees, one of whom is affiliated with the Manager and is not paid any fees. The total amount of Trustees’ service fees (for carrying out their responsibilities) and attendance fees paid during the six months ended December 31, 2012 was $64,904. Attendance fees are paid to those in attendance at regularly scheduled quarterly Board Meetings and meetings of the Independent Trustees held prior to each quarterly Board Meeting, as well as additional meetings (such as Audit, Nominating, Shareholder and special meetings). Trustees are reimbursed for their expenses such as travel, accommodations and meals incurred in connection with attendance at Board Meetings and the Annual Meeting of Shareholders. For the six months ended December 31, 2012, such meeting-related expenses amounted to $16,403.

32 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2012 (unaudited)

8. Capital Share Transactions

     Transactions in Capital Shares of the Fund were as follows:

	Six Months Ended December 31, 2012		Year Ended
	(unaudited)		June 30, 2012
	Shares	Amount	Shares	Amount
Class A Shares:

Proceeds from shares sold	2,082,573	$21,698,512	7,110,240	$71,675,930
Reinvested distributions	242,710	2,532,483	515,800	5,202,390
Cost of shares redeemed	(2,704,893)	(28,240,551)	(4,573,928)	(46,002,731)
Net change	(379,610)	(4,009,556)	3,052,112	30,875,589

Class C Shares:

Proceeds from shares sold	1,485,387	15,497,719	3,676,797	36,925,228
Reinvested distributions	75,652	789,017	178,950	1,803,826
Cost of shares redeemed	(791,459)	(8,250,180)	(2,945,514)	(29,480,749)
Net change	769,580	8,036,556	910,233	9,248,305

Class Y Shares:

Proceeds from shares sold	1,433,154	15,016,314	2,978,473	30,163,448
Reinvested distributions	69,794	731,347	150,033	1,518,905
Cost of shares redeemed	(609,394)	(6,375,377)	(1,510,885)	(15,371,268)
Net change	893,554	9,372,284	1,617,621	16,311,085
Total transactions in Fund
shares	1,283,524	$13,399,284	5,579,966	$56,434,979

9. Securities Traded on a When-Issued Basis

     The Fund may purchase or sell securities on a when-issued basis. When-issued transactions arise when securities are purchased or sold by the Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. Beginning on the date the Fund enters into a when-issued transaction, cash or other liquid securities are segregated in an amount equal to or greater than the value of the when-issued transaction. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other securities.

10. Income Tax Information and Distributions

     The Fund declares dividends daily from net investment income and makes payments monthly. Net realized capital gains, if any, are distributed annually and are taxable. These distributions are paid in additional shares at the net asset value per share, in cash, or in a combination of both, at the shareholder’s option.

33 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
NOTES TO FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2012 (unaudited)

The Fund intends to maintain, to the maximum extent possible, the tax-exempt status of interest payments received from portfolio municipal securities in order to allow dividends paid to shareholders from net investment income to be exempt from regular Federal and State of Utah income taxes. Due to differences between financial statement reporting and Federal income tax reporting requirements, distributions made by the Fund may not be the same as the Fund’s net investment income, and/or net realized securities gains. In this regard, the Fund decreased undistributed net investment income in the amount of $1,756 and increased additional paid-in capital in the amount of $1,756 at June 30, 2012. These adjustments had no impact on the Fund’s aggregate net assets at June 30, 2012. Further, a small portion of the dividends may, under some circumstances, be subject to taxes at ordinary income rates. For certain shareholders some dividend income may, under some circumstances, be subject to the alternative minimum tax. As a result of the passage of the Regulated Investment Company Act of 2010 (“the Act”), losses incurred in this fiscal year and beyond retain their character as short-term or long-term, have no expiration date and are utilized before capital losses incurred prior to the enactment of the Act.

At June 30, 2012, the Fund had a capital loss carryover of $71,455 which expires in 2018. Carryovers are available to offset future net realized gains on securities transactions to the extent provided for in the Internal Revenue Code.

The tax character of distributions:

	Year Ended June 30,
	2012	2011
Net tax-exempt income	$14,072,731	$15,590,252
Ordinary income	225	481,747
	$14,072,956	$16,071,999

As of June 30, 2012, the components of distributable earnings on a tax basis were as follows:

Undistributed tax-exempt income	$257,297
Accumulated net realized loss	(71,455)
Unrealized depreciation	15,200,927
Other temporary differences	(257,297)
$15,129,472

The difference between book basis and tax basis undistributed income is due to the timing difference in recognizing dividends paid.

11. Ongoing Development

Beginning in December 2007, the three major credit rating agencies (Standard & Poor’s, Moody’s and Fitch) downgraded or eliminated ratings of the municipal bond insurance companies due to loss of capital from investments in subprime mortgages. Only a few insurers are now deemed to be investment grade. Thus, while certain bonds have insurance, some are no longer rated based upon the ratings of their insurers. Furthermore, because the ability of many of the Fund’s insurers to pay claims has been downgraded, the protection of such insurance has been diminished, and there is no assurance that some of them may be relied upon for payment.

34 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
FINANCIAL HIGHLIGHTS

For a share outstanding throughout each period

			Class A
	Six Months
	Ended
	12/31/12		Year Ended June 30,
	(unaudited)		2012	2011	2010	2009	2008
Net asset value, beginning of period	$10.27		$9.74	$9.80	$9.35	$9.73	$9.91
Income (loss) from investment operations:
Net investment income(1)	0.18		0.38	0.42	0.43	0.44	0.41
Net gain (loss) on securities (both
realized and unrealized)	0.17		0.53	(0.05)	0.47	(0.37)	(0.17)
Total from investment operations	0.35		0.91	0.37	0.90	0.07	0.24
Less distributions (note 10):
Dividends from net investment income	(0.18)		(0.38)	(0.43)	(0.45)	(0.45)	(0.42)
Distributions from capital gains	–		–	–	–	–	–
Total distributions	(0.18)		(0.38)	(0.43)	(0.45)	(0.45)	(0.42)
Net asset value, end of period	$10.44		$10.27	$9.74	$9.80	$9.35	$9.73
Total return (not reflecting sales charge)	3.37	%(2)	9.49%	3.87%	9.74%	0.91%	2.45%
Ratios/supplemental data
Net assets, end of period (in millions)	$256		$255	$212	$232	$166	$158
Ratio of expenses to average net assets	0.83	%(3)	0.83%	0.83%	0.80%	0.75%	0.63%
Ratio of net investment income to
average net assets	3.33	%(3)	3.79%	4.31%	4.43%	4.80%	4.09%
Portfolio turnover rate	11	%(2)	17%	25%	9%	25%	19%

The expense and net investment income ratios without the effect of the contractual expense cap were (note 3):

Ratio of expenses to average net assets	0.87	%(3)	0.88%	0.87%	0.87%	0.87%	0.90%
Ratio of net investment income to
average net assets	3.29	%(3)	3.74%	4.28%	4.37%	4.68%	3.82%

The expense ratios after giving effect to the contractual expense cap and expense offset for uninvested cash balances were (note 3):

Ratio of expenses to average net assets	0.83	%(3)	0.83%	0.83%	0.80%	0.74%	0.61%
__________________
(1) Per share amounts have been calculated using the daily average shares method.
(2) Not annualized.
(3) Annualized.

See accompanying notes to financial statements

35 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
FINANCIAL HIGHLIGHTS (continued)

For a share outstanding throughout each period

			Class C
	Six Months
	Ended
	12/31/12		Year Ended June 30,
	(unaudited)		2012	2011	2010	2009	2008
Net asset value, beginning of period	$10.27		$9.74	$9.79	$9.34	$9.72	$9.91
Income (loss) from investment operations:
Net investment income(1)	0.13		0.30	0.34	0.35	0.37	0.33
Net gain (loss) on securities (both
realized and unrealized)	0.17		0.53	(0.04)	0.47	(0.37)	(0.18)
Total from investment operations	0.30		0.83	0.30	0.82	–	0.15
Less distributions (note 10):
Dividends from net investment income	(0.13)		(0.30)	(0.35)	(0.37)	(0.38)	(0.34)
Distributions from capital gains	–		–	–	–	–	–
Total distributions	(0.13)		(0.30)	(0.35)	(0.37)	(0.38)	(0.34)
Net asset value, end of period	$10.44		$10.27	$9.74	$9.79	$9.34	$9.72
Total return (not reflecting CDSC)	2.95	%(2)	8.62%	3.15%	8.87%	0.10%	1.53%
Ratios/supplemental data
Net assets, end of period (in millions)	$106		$96	$83	$89	$50	$32
Ratio of expenses to average net assets	1.63	%(3)	1.63%	1.63%	1.60%	1.55%	1.43%
Ratio of net investment income to
average net assets	2.52	%(3)	2.98%	3.51%	3.60%	3.99%	3.29%
Portfolio turnover rate	11	%(2)	17%	25%	9%	25%	19%

The expense and net investment income ratios without the effect of the contractual expense cap were (note 3):

Ratio of expenses to average net assets	1.66	%(3)	1.68%	1.67%	1.66%	1.67%	1.70%
Ratio of net investment income to
average net assets	2.49	%(3)	2.93%	3.48%	3.54%	3.88%	3.02%

The expense ratios after giving effect to the contractual expense cap and expense offset for uninvested cash balances were (note 3):

Ratio of expenses to average net assets	1.62	%(3)	1.63%	1.63%	1.60%	1.54%	1.42%
__________________
(1) Per share amounts have been calculated using the daily average shares method.
(2) Not annualized.
(3) Annualized.

See accompanying notes to financial statements.

36 | Tax-Free Fund For Utah

TAX-FREE FUND FOR UTAH
FINANCIAL HIGHLIGHTS (continued)

For a share outstanding throughout each period

			Class Y
	Six Months
	Ended
	12/31/12		Year Ended June 30,
	(unaudited)		2012	2011	2010	2009	2008
Net asset value, beginning of period	$10.30		$9.77	$9.83	$9.38	$9.76	$9.94
Income (loss) from investment operations:
Net investment income(1)	0.19		0.40	0.44	0.45	0.46	0.43
Net gain (loss) on securities (both
realized and unrealized)	0.17		0.53	(0.05)	0.47	(0.37)	(0.17)
Total from investment operations	0.36		0.93	0.39	0.92	0.09	0.26
Less distributions (note 10):
Dividends from net investment income	(0.19)		(0.40)	(0.45)	(0.47)	(0.47)	(0.44)
Distributions from capital gains	–		–	–	–	–	–
Total distributions	(0.19)		(0.40)	(0.45)	(0.47)	(0.47)	(0.44)
Net asset value, end of period	$10.47		$10.30	$9.77	$9.83	$9.38	$9.76
Total return (not reflecting CDSC)	3.46	%(2)	9.69%	4.08%	9.94%	1.13%	2.67%
Ratios/supplemental data
Net assets, end of period (in millions)	$86		$76	$56	$59	$44	$49
Ratio of expenses to average net assets	0.63	%(3)	0.63%	0.63%	0.60%	0.55%	0.43%
Ratio of net investment income to
average net assets	3.52	%(3)	3.98%	4.51%	4.64%	5.00%	4.29%
Portfolio turnover rate	11	%(2)	17%	25%	9%	25%	19%

The expense and net investment income ratios without the effect of the contractual expense cap were (note 3):

Ratio of expenses to average net assets	0.67	%(3)	0.68%	0.67%	0.67%	0.67%	0.70%
Ratio of net investment income to
average net assets	3.49	%(3)	3.93%	4.47%	4.57%	4.88%	4.02%

The expense ratios after giving effect to the contractual expense cap and expense offset for uninvested cash balances were (note 3):

Ratio of expenses to average net assets	0.63	%(3)	0.63%	0.63%	0.60%	0.54%	0.42%
__________________
(1) Per share amounts have been calculated using the daily average shares method.
(2) Not annualized.
(3) Annualized.

See accompanying notes to financial statements.

37 | Tax-Free Fund For Utah

Analysis of Expenses (unaudited)

     As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end sales charges with respect to Class A shares or contingent deferred sales charges (“CDSC”) with respect to Class C shares; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. The table below is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

     The table below is based on an investment of $1,000 invested on July 1, 2012 and held for the six months ended December 31, 2012.

Actual Expenses

     This table provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading “Expenses Paid During the Period”.

Six months ended December 31, 2012

	Actual
	Total Return	Beginning	Ending	Expenses
	Without	Account	Account	Paid During
	Sales Charges(1)	Value	Value	the Period(2)
Class A	3.37%	$1,000.00	$1,033.70	$4.25
Class C	2.95%	$1,000.00	$1,029.50	$8.29
Class Y	3.46%	$1,000.00	$1,034.60	$3.23

(1)
Assumes reinvestment of all dividends and capital gain distributions, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class A shares or the applicable CDSC with respect to Class C shares. Total return is not annualized, as it may not be representative of the total return for the year.

(2)
Expenses are equal to the annualized expense ratio of 0.83%, 1.62% and 0.63% for the Fund’s Class A, C and Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period).

38 | Tax-Free Fund For Utah

Analysis of Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

     The table below provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other mutual funds. To do so, compare this 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of other mutual funds.

     Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs with respect to Class A shares. The example does not reflect the deduction of CDSC with respect to Class C shares. Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different mutual funds. In addition, if these transaction costs were included, your costs would have been higher.

Six months ended December 31, 2012

	Hypothetical
	Annualized	Beginning	Ending	Expenses
	Total	Account	Account	Paid During
	Return	Value	Value	the Period(1)
Class A	5.00%	$1,000.00	$1,021.02	$4.23
Class C	5.00%	$1,000.00	$1,017.04	$8.24
Class Y	5.00%	$1,000.00	$1,022.03	$3.21

(1)
Expenses are equal to the annualized expense ratio of 0.83%, 1.62% and 0.63% for the Fund’s Class A, C and Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period).

39 | Tax-Free Fund For Utah

Shareholder Meeting Results (unaudited)

     The Annual Meeting of Shareholders of Tax-Free Fund For Utah (the “Fund”) was held on October 2, 2012. The holders of shares representing 92% of the total net asset value of the shares entitled to vote were present in person or by proxy. At the meeting, the following matters were voted upon and approved by the shareholders (the resulting votes for each matter are presented below).

1.	To elect Trustees.

	Dollar Amount of Votes:

Trustee	For	Withheld
Tucker Hart Adams	$398,645,419	$2,301,762
Ernest Calderón	$399,985,137	$ 962,044
Thomas A. Christopher	$399,916,409	$1,030,772
Gary C. Cornia	$400,305,916	$ 641,265
Grady Gammage, Jr.	$399,912,780	$1,034,401
Diana P. Herrmann	$398,910,315	$2,036,866
Lyle W. Hillyard	$399,549,905	$1,397,275
John C. Lucking	$399,870,282	$1,076,899
Anne J. Mills	$397,998,679	$2,948,502

2.	To ratify the selection of Tait, Weller & Baker LLP as the Fund’s independent registered public accounting firm.

	Dollar Amount of Votes:

For	Against	Abstain
$398,571,344	$897,669	$1,478,168

40 | Tax-Free Fund For Utah

Information Available (unaudited)

     Much of the information that the funds in the Aquila Group of Funds produce is automatically sent to you and all other shareholders. Specifically, you are routinely sent your Fund’s entire list of portfolio securities twice a year in the semi-annual and annual reports you receive. Additionally, under Fund policies, the Manager publicly discloses the complete schedule of the Fund’s portfolio holdings, as of each calendar quarter, generally by the 15th day after the end of each calendar quarter. Such information remains accessible until the next schedule is made publicly available. You may obtain a copy of the Fund’s portfolio holdings schedule for the most recently completed period by visiting the Fund’s website at www.aquilafunds.com. The Fund may also disclose other portfolio holdings as of a specified date (currently the Fund discloses its five largest holdings and/or sector holdings by value as of the close of the last business day of each calendar month in a posting to its website on approximately the 5th business day following the month end). This information remains on the website until the next such posting. Whenever you wish to see a listing of your Fund’s portfolio other than in your shareholder reports, please check our website at www.aquilafunds.com or call us at 1-800-437-1020.

     The Fund additionally files a complete list of its portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. Forms N-Q are available free of charge on the SEC website at www.sec.gov. You may also review or, for a fee, copy the forms at the SEC’s Public Reference Room in Washington, D.C. or by calling 1-800-SEC-0330.

[Missing Graphic Reference]

Proxy Voting Record (unaudited)

     The Fund does not invest in equity securities. Accordingly, there were no matters relating to a portfolio security considered at any shareholder meeting held during the 12 months ended June 30, 2012 with respect to which the Fund was entitled to vote. Applicable regulations require us to inform you that the foregoing proxy voting information is available on the SEC website at www.sec.gov.

[Missing Graphic Reference]

Federal Tax Status of Distributions (unaudited)

     This information is presented in order to comply with a requirement of the Internal Revenue Code. No action on the part of shareholders is required.

     For the fiscal year ended June 30, 2012, $14,072,731 of dividends paid by Tax-Free Fund For Utah, constituting 99.998% of total dividends paid during fiscal 2012, were exempt-interest dividends, and the balance was ordinary dividend income.

     Prior to February 15, 2013, shareholders will be mailed the appropriate tax form(s) which will contain information on the status of distributions paid for the 2012 calendar year.

41 | Tax-Free Fund For Utah

Additional information (unaudited)

Renewal of the Advisory and Administration Agreement

     Aquila Investment Management LLC (the “Manager”) serves as the investment adviser to the Fund pursuant to an Advisory and Administration Agreement (the “Advisory Agreement”). In order for the Manager to remain the investment adviser of the Fund, the Trustees of the Fund must determine annually whether to renew the Advisory Agreement for the Fund.

     Contract review materials were provided to the Trustees in November 2012. The independent Trustees met telephonically in November, 2012 and in person in December, 2012 to review and discuss the contract review materials. In addition, the Trustees took into account the information related to the Fund provided to the Trustees at each regularly scheduled meeting.

     At a meeting held in December, 2012, based on their evaluation of the information provided by the Manager, the Trustees of the Fund, including the independent Trustees voting separately, unanimously approved the renewal of the Advisory Agreement until December 31, 2013. In considering the renewal of the Advisory Agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the renewal of the Advisory Agreement.

The nature, extent, and quality of the services provided by the Manager.

     The Trustees considered the nature, extent and quality of the services that had been provided by the Manager to the Fund, taking into account the investment objectives and strategies of the Fund. The Trustees reviewed the terms of the Advisory Agreement. The Trustees also reviewed the Manager’s investment approach for the Fund and its research process. The Trustees considered the personnel of the Manager who provide investment management services to the Fund. The Manager has employed Mr. Todd W. Curtis and Mr. James Thompson as co-portfolio managers for the Fund and has established facilities for credit analysis of the Fund’s portfolio securities. Mr. Thompson, based in Salt Lake City, Utah, has provided local information regarding specific holdings in the Fund’s portfolio, a particular advantage as to holdings with less than the highest ratings from the rating agencies.

     The Trustees considered that the Manager had provided all advisory and administrative services to the Fund that the Trustees deemed necessary or appropriate, including the specific services that the Trustees have determined are required for the Fund, given that it seeks to provide shareholders with as high a level of current income exempt from Utah state and regular Federal income taxes as is consistent with preservation of capital.

     The Manager has additionally provided all administrative services to the Fund and provided the Fund with personnel (including Fund officers) and other resources that are necessary for the Fund’s business management and operations. The Trustees considered the nature and extent of the Manager’s supervision of third-party service providers, including the Fund’s shareholder servicing agent and custodian.

     Based on these considerations, the Trustees concluded that the nature, extent and quality of services that had been provided by the Manager to the Fund were satisfactory and consistent with the terms of the Advisory Agreement.

42 | Tax-Free Fund For Utah

The investment performance of the Fund and the Manager.

     The Trustees reviewed each aspect of the Fund’s performance and compared its performance with that of its competitors (as identified by the Manager), its peer group (i.e., Morningstar single-state intermediate tax-free municipal bond funds nationwide), and its benchmark index, the Barclays Capital Quality Intermediate Municipal Bond Index. It was noted that the Fund’s performance generally exceeded the performance of its Morningstar peer group and its benchmark index. It also was noted that the Fund outperformed its competitors in certain periods and underperformed its competitors in certain other periods. The Trustees considered that the Fund’s returns were generally less volatile than some of its competitors. The Trustees discussed the Fund’s performance record with the Manager and considered the Manager’s view that the Fund’s performance, as compared to its competitors, was explained in part by the Fund’s generally higher-quality portfolio, its historical intermediate maturity structure and shorter call provisions, which limits price appreciation. The Trustees noted that, unlike the Fund’s returns, the performance of the benchmark index did not reflect any fees, expenses or sales charges. The Trustees also noted that the Fund was the only Utah state-specific tax-free municipal bond fund in the State. In addition, the group of competitive funds included funds whose investment objectives and risk profiles differed from that of the Fund. The Trustees considered the Fund’s performance results to be consistent with the investment objectives of the Fund.

     The Trustees concluded that the performance of the Fund was acceptable in light of market conditions, the length of its average maturities, its portfolio quality, its investment objectives, and the long-standing effort of the Manager to minimize risk, observing that the Fund’s Sharpe and Treynor ratios, which measure risk-adjusted return, were generally more favorable than those of the Fund’s competitors. Evaluation of this factor indicated to the Trustees that renewal of the Advisory Agreement would be appropriate.

The costs of the services to be provided and profits to be realized by the Manager and its affiliates from the relationship with the Fund.

     The information provided by the Manager in connection with the renewal contained advisory fee and expense data for the Fund and its competitors (as identified by the Manager) and all single state municipal bond funds, as well as data for its Morningstar peer group, including data for all such front-end sales charge funds of a comparable asset size. The materials also showed the profitability to the Manager and to Aquila Distributors, Inc. (the “Distributor”) of its services to the Fund.

     The Board noted that the Manager was currently waiving a portion of its fees and had been since the Fund’s inception. Additionally, it was noted that the Manager had contractually undertaken to waive fees and/or reimburse Fund expenses during the period October 16, 2012 through December 31, 2013 so that total Fund expenses would not exceed 0.83 of 1% for Class A Shares. The Manager had indicated that it intended to continue waiving fees as necessary in order that the Fund would remain competitive.

     The Trustees compared the advisory fee and expense data with respect to the Fund to similar data about other funds that they found to be relevant. The Trustees concluded that the advisory fee and expenses of the Fund were similar to and were reasonable as compared to those advisory fees and expenses being paid by the Fund’s Morningstar peer group and that the advisory fee was reasonable in relation to the nature and quality of the services provided by the Manager to the Fund.

43 | Tax-Free Fund For Utah

     The Trustees considered information provided by the Manager regarding the profitability of the Manager with respect to the advisory services provided by the Manager to the Fund, including the methodology used by the Manager in allocating certain of its costs to the management of the Fund. The Trustees also considered information regarding the profitability of the Distributor with respect to distribution services provided to the Fund. The Trustees concluded that profitability to the Manager with respect to the advisory services provided to the Fund did not argue against approval of the fees to be paid under the Advisory Agreement.

The extent to which economies of scale would be realized as the Fund grows.

     The Trustees considered the extent to which the Manager may realize economies of scale or other efficiencies in managing the Fund. It was noted that as assets increase certain fixed costs may be spread across a larger asset base, and it was noted that any economies of scale or other efficiencies might be realized (if at all) across a variety of products and services and not only in respect of the Fund. The Trustees considered that the materials indicated that the Fund’s fees, after fee waivers, were generally competitive with those of its peers, including those with breakpoints in the advisory fee schedule. Additionally, the Trustees noted that the Manager continued to waive a portion of its fees. The Trustees noted that the Manager’s profitability also may be an indicator of the availability of any economies of scale. Accordingly, the Trustees concluded that economies of scale, if any, were being appropriately shared with the Fund. Evaluation of these factors indicated to the Trustees that the Advisory Agreement should be renewed without addition of breakpoints at this time.

Benefits derived or to be derived by the Manager and its affiliates from the relationship with the Fund.

     The Trustees observed that, as is generally true of most fund complexes, the Manager and its affiliates, by providing services to a number of funds including the Fund, were able to spread costs as they would otherwise be unable to do. The Trustees noted that while that produces efficiencies and increased profitability for the Manager and its affiliates, it also makes their services available to the Fund at favorable levels of quality and cost which are more advantageous to the Fund than would otherwise have been possible.

44 | Tax-Free Fund For Utah

Founders
     Lacy B. Herrmann (1929-2012)
Aquila Management Corporation, Sponsor

Manager
AQUILA INVESTMENT MANAGEMENT LLC
380 Madison Avenue, Suite 2300
New York, New York 10017

Board of Trustees
Gary C. Cornia, Chair
Tucker Hart Adams
Ernest Calderón
Thomas A. Christopher
Grady Gammage, Jr.
Diana P. Herrmann
Lyle W. Hillyard
John C. Lucking
Anne J. Mills

Officers
     Diana P. Herrmann, President
Charles E. Childs, III, Executive Vice President and Secretary
Marie E. Aro, Senior Vice President
Paul G. O’Brien, Senior Vice President
Todd W. Curtis, Vice President and Co-Portfolio Manager
James T. Thompson, Vice President and Co-Portfolio Manager
M. Kayleen Willis, Vice President
Randall S. Fillmore, Chief Compliance Officer
Joseph P. DiMaggio, Chief Financial Officer and Treasurer

Distributor
AQUILA DISTRIBUTORS, INC.
380 Madison Avenue, Suite 2300
New York, New York 10017

Transfer and Shareholder Servicing Agent
     BNY MELLON
4400 Computer Drive
Westborough, Massachusetts 01581

Custodian
JPMORGAN CHASE BANK, N.A.
1111 Polaris Parkway
Columbus, Ohio 43240

Further information is contained in the Prospectus,
which must precede or accompany this report.